                                                                    Exhibit 10.1

                               THIRD AMENDMENT TO
                          CREDIT AND SECURITY AGREEMENT

     THIRD AMENDMENT TO CREDIT AND SECURITY  AGREEMENT,  executed on the 8th day of August,  2007, to be effective on the 8th day of August, 2007 (the "Effective
Date"), by and among Blonder Tongue  Laboratories,  Inc., a Delaware corporation
(the "Borrower"),  Blonder Tongue  Investment  Company,  a Delaware  corporation
("BTIC"),  National  City  Business  Credit,  Inc.,  an  Ohio  corporation  (the
"Lender"), and National City Bank, a national banking association, as the Issuer
(the "Issuer") (this "Third Amendment").

                              W I T N E S S E T H:

     WHEREAS, pursuant to that certain Credit and Security Agreement,  effective
December 29, 2005, by and among the  Borrower,  BDR  Broadband,  LLC, a Delaware limited liability company ("BDR"),  the Guarantors party thereto, the Lender and the  Issuer,  as  amended  by that  certain  (i) First  Amendment  to Credit and
Security  Agreement,  effective March 30, 2006, by and among the Borrower,  BDR, the Guarantors party thereto,  the Lender and the Issuer, (ii) Letter Agreement, dated September 11, 2006, by and among the Borrower,  BDR, the Guarantors  party thereto,  the Lender and the Issuer,  (iii) Letter Agreement,  dated November 8,
2006, by and among the Borrower,  BDR, the Guarantors party thereto,  the Lender and the Issuer, (iv) Letter Agreement,  dated December 1, 2006, by and among the
Borrower,  BDR, the  Guarantors  party thereto,  the Lender and the Issuer,  (v)
Letter Agreement,  dated December 15, 2006, by and among the Borrower,  BDR, the
Guarantors  party thereto,  the Lender and the Issuer,  (vi) Second Amendment to
Credit and Security  Agreement,  effective  December 15, 2006,  by and among the
Borrower,  BDR, the  Guarantors  party  thereto,  the Lender and the Issuer (the
"Second Amendment"), and (vii) Letter Agreement, dated May 1, 2007, by and among the  Borrower,  the  Guarantors  party  thereto,  the  Lender and the Issuer (as amended,  the "Credit Agreement"),  the Lender, among other things,  extended to the Borrower (a) a revolving  credit facility in the aggregate  principal amount not to exceed Ten Million  and 00/100  Dollars  ($10,000,000.00)  and (b) a term loan  facility in the original  principal  amount of Three  Million Five Hundred
Thousand and 00/100 Dollars ($3,500,000.00);

     WHEREAS,  the Borrower  desires to amend  certain  provisions of the Credit
Agreement,  and the  Lender  and the  Issuer  desire to permit  such  amendments pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises contained herein and other valuable  consideration,  the  receipt  and  sufficiency  of  which  are  hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. All  capitalized  terms  used  herein  which are  defined  in the Credit
Agreement shall have the same meaning herein as in the Credit  Agreement  unless the context clearly indicates otherwise.

     2. Section 1.1 of the Credit  Agreement  is hereby  amended by deleting the following definitions in their entirety:

                           "Eurocurrency Reserve Percentage"

                           "Interest Period"
                           "Libor Rate"
                           "Libor Rate Loan"

     3. Section 1.1 of the Credit  Agreement  is hereby  amended by amending and restating the following definitions as follows:

                         "Alternate  Base Rate" shall mean,  for any day, a rate
                    per annum equal to the rate of interest which is established from time to time by  National  City  Bank at its  principal office in Cleveland, Ohio as its "prime rate" or "base rate"
                    in effect, such rate to be adjusted  automatically,  without notice,  as of the opening of business on the effective date of any change in such rate (it being agreed  that:  (i) such rate is not  necessarily  the lowest rate of  interest  then available from National City Bank on fluctuating  rate loans and (ii) such rate may be  established by National City Bank by public announcement or otherwise).

                         "Business  Day" shall mean any day other than  Saturday
                    or Sunday or a legal holiday on which  commercial  banks are authorized  or required by law to be closed for  business in
                    Cleveland, Ohio.

                         "Maximum  Revolving  Advance  Amount"  shall mean Seven
                    Million   Five   Hundred   Thousand   and   00/100   Dollars
                    ($7,500,000.00).

                         "Revolving  Interest  Rate" shall mean an interest rate
                    per annum equal to the sum of the  Alternate  Base Rate plus one percent (1.0%).

                         "Term Loan Rate" shall mean an interest  rate per annum
                    equal to the sum of the Alternate Base Rate plus one percent
                    (1.0%).

     4.  Sections  2.2(b) - (g) of the Credit  Agreement  are hereby  deleted in their entirety.

     5. Section 3.1 of the Credit  Agreement  is hereby  deleted in its entirety and in its stead is inserted the following:

                                    3.1     Interest.

                         (a) Interest on Advances shall be payable in arrears on
                    the first (1st) day of each  calendar  month with respect to
                    Domestic  Rate  Loans  and on  the  last  day  of the  Term.

                    Interest  charges shall be computed on the actual  principal amount of Advances  outstanding  during the  calendar  month
                    (the  "Monthly  Advances")  at a rate per annum equal to (i)
                    with respect to Revolving  Advances,  the Revolving Interest
                    Rate,  and (ii) with respect to the Term Loan, the Term Loan
                    Rate (as applicable, the "Contract Rate").

                         (b) Whenever, subsequent to the date of this Agreement,
                    the  Alternate  Base Rate is  increased  or  decreased,  the
                    Contract  Rate for  Domestic  Rate Loans shall be  similarly changed  without  notice  or demand of any kind by an amount equal to the  amount of such  change in the  Alternate  Base
                    Rate  during  the time  such  change  or  changes  remain in effect.  Upon  and  after  the  occurrence  of an  Event  of
                    Default,   and  during   the   continuation   thereof,   the
                    Obligations  shall bear interest at the applicable  Contract
                    Rate plus two percent (2%) per annum (the "Default Rate").

     6. Section 3.7 of the Credit  Agreement  is hereby  deleted in its entirety and in its stead is inserted the following:

                                    3.7     Increased Costs.

                         In the event that, (a) the introduction  after the date
                    of this Agreement of any law, treaty,  rule or regulation or any change therein after the date of this Agreement, (b) any
                    change   after   the   date   of  this   Agreement   in  the
                    interpretation or administration of any law, treaty, rule or
                    regulation  by  any  central  bank  or  other   governmental
                    authority or (c) the  compliance by the Lender or the Issuer with any  guideline,  request or directive  from any central bank or other governmental  authority (whether or not having the  force of Law)  after  the date of this  Agreement  (for purposes  of this  Section  3.7,  the  term  "Lender"  shall include the Lender and any  corporation or bank  controlling the Lender), shall:

                         (a)   subject  the  Lender  to  any  tax  of  any  kind
                    whatsoever  with  respect  to this  Agreement  or any  Other
                    Document  or change the basis of taxation of payments to the
                    Lender of  principal,  fees,  interest  or any other  amount payable  hereunder or under any Other Documents  (except for changes in the rate of tax on the  overall net income of the
                    Lender  by  the  jurisdiction  in  which  it  maintains  its principal office);

                         (b)  impose,  modify or hold  applicable  any  reserve,
                    special deposit,  assessment or similar  requirement against assets  held  by,  or  deposits  in or for the  account  of, advances  or loans  by, or other  credit  extended  by,  any
                    office  of  the  Lender,   including  (without   limitation)
                    pursuant to  Regulation  D of the Board of  Governors of the
                    Federal Reserve System; or

                         (c)  impose  on the  Lender  any other  condition  with
                    respect to this Agreement or any Other Document;

                         and the result of any of the  foregoing  is to increase
                    the cost to the Lender of making,  renewing  or  maintaining its Advances hereunder by an amount that the Lender deems to be material or to reduce the amount of any payment  (whether of  principal,  interest or  otherwise) in respect of any of the  Advances  by an  amount  that  the  Lender  deems to be material, then, in any case the Borrowers shall promptly pay the Lender,  upon its demand, such additional amount as will compensate  the  Lender  for  such  additional  cost or such reduction,  as the case may be. The Lender shall certify the amount  of such  additional  cost or  reduced  amount to the
                    Borrowers,  and such certification shall be presumed correct absent manifest error.

     7. Section 3.8 of the Credit  Agreement  is hereby  deleted in its entirety and in its stead is inserted the following:

                                    3.8     [Reserved].

     8. The first  sentence  of Section  3.9 of the Credit  Agreement  is hereby deleted in its entirety and in its stead is inserted the following:

                                   3.9      Capital Adequacy.

                         In the event that the Lender shall have determined that
                    (a) the introduction after the date of this Agreement of any law, treaty,  rule or regulation or any change therein after the date of this Agreement, (b) any change after the date of this Agreement in the  interpretation  or  administration of any law,  treaty,  rule or regulation by any central bank or other  governmental  authority or (c) the  compliance by the
                    Lender  or  the  Issuer  with  any  guideline,   request  or
                    directive  from  any  central  bank  or  other  governmental authority (whether or not having the force of Law) after the date of this  Agreement  (for  purposes of this Section 3.9,
                    the  term   "Lender"   shall  include  the  Lender  and  any

                    corporation or bank  controlling  the Lender),  has or would have  the  effect  of  reducing  the rate of  return  on the
                    Lender's   capital  as  a  consequence  of  its  obligations
                    hereunder  to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into  consideration  the Lender's  policies  with respect to capital  adequacy)  by an amount  deemed by the Lender to be material,  then,  from time to time, the Borrowers shall pay upon demand to the Lender such additional  amount or amounts as will compensate the Lender for such reduction.

     9. Section 4.10 of the Credit  Agreement is hereby amended by inserting the following sentence at the end of such Section:

                         All  such  audits,  inspections,   examinations,  field
                    examinations  and  appraisals  shall be in the discretion of the Lender,  be  conducted  by an  independent  examiner and shall be  performed  at the sole  cost  and  expense  of the
                    Borrowers.

     10.  Section 6.5 of the Credit  Agreement is hereby deleted in its entirety and in its stead is inserted the following:

                           6.5      Financial Covenants.

                         (a) Maintain a Fixed Charge Coverage Ratio (for BTL and
                    its  Subsidiaries on a consolidated  basis) of not less than
                    1.10 to 1.00  calculated  as of the last  day of the  fiscal quarter  ending March 31, 2007,  for the period equal to the four (4) consecutive  fiscal quarters then ending, and as of the  last day of each  fiscal  quarter  thereafter,  for the period  equal to the four (4)  consecutive  fiscal  quarters then ending.

                         (b) Not  permit  EBITDA to be less than:  (i)  negative
                    Three  Hundred  Thousand and 00/100  Dollars  (-$300,000.00)
                    calculated  as of July 31,  2007,  for the period  beginning
                    July 1, 2007,  through and  including  July 31,  2007,  (ii)
                    negative    Seventy-Five   Thousand   and   00/100   Dollars
                    (-$75,000.00)  calculated  as of August  31,  2007,  for the period  beginning  August 1,  2007,  through  and  including
                    August 31, 2007, and (iii) negative Two Hundred Thousand and
                    00/100 Dollars (-$200,000.00) calculated as of September 30,
                    2007, for the period  beginning  September 1, 2007,  through and including September 30, 2007.

                         (c) Not permit Undrawn Availability to be less than Two
                    Hundred Fifty Thousand and 00/100 Dollars  ($250,000.00)  at
                    any time.

     11. The second  sentence of Section 9.2 of the Credit  Agreement  is hereby deleted in its entirety and in its stead is inserted the following:

                         In addition,  each Borrower shall deliver to the Lender
                    on or before the first (1st) day of each Week as and for the prior  Week an interim  Borrowing  Base  Certificate  (which shall be calculated as of the last day of the prior Week and which shall not be binding upon the Lender or restrictive of the Lender's  rights under this  Agreement)  reflecting  all activity (sales,  collections,  credits, etc.) impacting the accounts  of the  Borrowers  for  all  Business  Days of the immediately  preceding Week;  provided,  however,  that each
                    Borrower may deliver to the Lender such additional Borrowing
                    Base  Certificates  (which  shall  not be  binding  upon the
                    Lender or  restrictive  of the  Lender's  rights  under this
                    Agreement)  as  such   Borrower   deems   necessary   and/or
                    appropriate  to  evidence  Undrawn  Availability;  provided, further,  that each Borrower  shall deliver to the Lender on
                    (i) the next consecutive Business Day following any Business
                    Day on which Undrawn Availability is less than Three Hundred
                    Fifty Thousand and 00/100 Dollars  ($350,000.00) and (ii) on
                    each  consecutive  Business  Day  thereafter  until  Undrawn
                    Availability  is  greater  than Five  Hundred  Thousand  and
                    00/100  Dollars  ($500,000.00)  for  three  (3)  consecutive
                    Business Days, an interim Borrowing Base Certificate  (which shall  be  calculated  as of the  Business  Day  immediately preceding  the  Business  Day on which  the  Borrower  is to deliver such Borrowing Base  Certificate and which shall not be binding  upon the lender or  restrictive  of the Lender's rights under this Agreement).

     12.  Section 9.8 of the Credit  Agreement is hereby deleted in its entirety and in its stead is inserted the following:

                                    9.8     Quarterly Financial Statements.

                         (a)  Furnish  the  Lender  within  five (5) days  after
                    submission to the SEC in accordance  with all applicable SEC rules and regulations,  but in any event no later than sixty
                    (60) days after the end of each  fiscal  quarter of BTL,  an unaudited  balance  sheet of BTL and its  Subsidiaries  on a consolidated  basis and  unaudited  statements of operations
                    (including  income  statements and balance  sheets) and cash flow of BTL and its  Subsidiaries  on a  consolidated  basis reflecting  results of operations  from the beginning of the fiscal  year to the end of each  of the  first,  second  and third fiscal quarters of BTL, prepared on a basis consistent with  prior  practices  and  complete  and  correct  in  all material respects,  subject to normal and recurring year end adjustments  that  individually and in the aggregate are not material to the  business of BTL and its  Subsidiaries.  The reports shall be  accompanied by a certificate of BTL signed by BTL's  Chief  Financial  Officer  which shall state that, based on an examination  sufficient to permit him to make an informed  statement,  no Default or Event of Default exists, or,  if such is not the case,  specifying  such  Default  or
                    Event of Default,  its nature, when it occurred,  whether it is continuing  and the steps being taken by BTL with respect to such  event,  and such  certificate  shall have  appended thereto  calculations  which set forth  compliance  with the requirements  or  restrictions  imposed by Sections 6.5, 7.6 and 7.11 hereof.

                         (b) Furnish to the lender on or before August 10, 2007,
                    a  forecast  of cash flow of BTL and its  Subsidiaries  on a consolidated  basis for the thirteen (13) consecutive  weeks ending November 9, 2007, prepared on a basis consistent with past  practices  and  complete  and correct in all  material respects.

     13. The following  schedules to the Credit  Agreement are hereby deleted in their  entirety and replaced by the  corresponding  schedules  attached  hereto:
5.2(b), 5.8(d), 5.9 and 5.14.

     14. The provisions of Sections 2 through 13 and 15 of this Third  Amendment shall not become effective until the Lender has received the following,  each in form and substance acceptable to the Lender:

                         (a) this Third  Amendment,  duly  executed by each Loan
                    Party, the Lender and the Issuer;

                         (b)  an  amendment/waiver  fee  in  the  amount  of Ten
                    Thousand and 00/100 Dollars ($10,000.00); and

                         (c)  payment  of  all  costs  and  expenses  including,
                    without   limitation,   reasonable   attorneys'   fees   and
                    disbursements  incurred  by the  Lender on its  behalf or on
                    behalf  of  the  Issuer  in   connection   with  this  Third
                    Amendment; and

                         (d) such other documents as may be reasonably requested
                    by the Lender.

     15.  Pursuant to Section  6.5 of the Credit  Agreement,  BTL agreed,  among other  things,  to  maintain  a Fixed  Charge  Coverage  Ratio  (for BTL and its
Subsidiaries  on a consolidated  basis) of not less than 1.10 to 1.00 calculated as of the last day of the fiscal  quarter  ending June 30, 2007,  for the period equal to the four (4) consecutive  fiscal quarters then ending. BTL has informed the Lender that BTL will not maintain a Fixed Charge Coverage Ratio (for BTL and its  Subsidiaries  on a  consolidated  basis)  of not  less  than  1.10  to 1.00 calculated as of the last day of the fiscal  quarter  ending June 30, 2007,  for the period equal to the four (4) consecutive fiscal quarters then ending. Please be advised that the Bank hereby waives the requirement that BTL maintain a Fixed
Charge Coverage Ratio (for BTL and its Subsidiaries on a consolidated  basis) of not less than 1.10 to 1.00  calculated as of the last day of the fiscal  quarter ending June 30, 2007,  for the period equal to the four (4)  consecutive  fiscal quarters then ending

     16. Each Loan Party hereby reconfirms and reaffirms all representations and warranties,  agreements  and  covenants  made by it  pursuant  to the  terms and conditions  of the  Credit  Agreement  and the Other  Documents,  except as such representations  and  warranties,  agreements and covenants may have  heretofore been  amended,  modified  or waived in  writing  in  accordance  with the Credit
Agreement or the Other Documents, as applicable.

     17.  Each  Loan  Party  acknowledges  and  agrees  that,  except  for  such documents,  instruments or agreements  that were released in connection with the
Second  Amendment,  each and every  document,  instrument or agreement,  if any, which at any time has  secured  payment of the  Obligations  including,  but not limited to, (i) the Credit  Agreement,  (ii) Blocked Account  Agreements,  (iii)
each  Guaranty,  (iv)  the  Pledge  Agreements,  (v) the  Intellectual  Property
Security Agreement, (vi) the Mortgage, (vii) the Lease Assignment, and (vii) all
UCC-1 financing statements executed in connection therewith,  hereby continue to secure prompt payment when due of the Obligations.

     18. Each Loan Party hereby  represents  and warrants to the Lender that (i)
such Loan Party has the legal power and  authority  to execute and deliver  this
Third  Amendment;  (ii) the  officers  of such Loan Party  executing  this Third
Amendment  have each been duly  authorized  to execute  and  deliver  this Third
Amendment and all other documents executed in connection  herewith and bind such
Loan  Party  with  respect  to the  provisions  hereof  and  thereof;  (iii) the execution  and  delivery  hereof by such  Loan  Party  and the  performance  and observance by such Loan Party of the provisions  hereof and all other  documents executed  or to be  executed  herewith,  do not  violate  or  conflict  with the organizational  documents of such Loan Party or any Law  applicable to such Loan
Party or result in a breach of any  provision of or  constitute a default  under any other agreement or instrument or order, writ, judgment, injunction or decree to which  such  Loan  Party is a party or by which it is bound or to which it is subject; and (iv) this Third Amendment and all other documents executed or to be executed by such Loan Party in connection  herewith constitute valid and binding obligations of such Loan Party in every respect,  enforceable in accordance with their respective terms.

     19. Each Loan Party represents and warrants that (i) except as set forth in
Section 14, no Event of Default  exists under the Credit  Agreement or the Other
Documents,  nor will any occur as a result of the execution and delivery of this
Third Amendment or the performance or observance of any provision  hereof,  (ii)
the Schedules  attached to and made a part of the Credit  Agreement are true and correct as of the date  hereof  and there are no  modifications  or  supplements thereto and (iii) it presently has no claims or actions of any kind at Law or in equity  against the Lender  arising out of or in any way  relating to the Credit
Agreement or the Other Documents.

     20.  Each  reference  to the  Credit  Agreement  that is made in the Credit
Agreement  or any  other  document  executed  or to be  executed  in  connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.

     21. The  agreements  contained in this Third  Amendment  are limited to the specific agreements contained herein. Except as amended hereby, all of the terms and  conditions of the Credit  Agreement  shall remain in full force and effect.
This Third Amendment amends the Credit Agreement and is not a novation thereof.

     22. This Third Amendment may be executed in any number of counterparts  and by the different parties hereto on separate  counterparts each of which, when so executed,  shall  be  deemed  an  original,  but  all  such  counterparts  shall constitute but one and the same instrument.

     23. This Third  Amendment  shall be governed by, and shall be construed and enforced  in  accordance  with,  the Laws of the  Commonwealth  of  Pennsylvania without  regard to the  principles  of the  conflicts of law thereof.  Each Loan
Party hereby consents to the jurisdiction and venue of the Court of Common Pleas of Allegheny  County,  Pennsylvania and the United States District Court for the
Western  District of  Pennsylvania  with  respect to any suit  arising out of or mentioning this Third Amendment.

                           [INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF,  the parties hereto,  by their officers  thereunto duly authorized,  have  executed  this  Agreement  as of the day and year first above written to be effective on the Effective Date.

                                         BORROWER:

                                         Blonder Tongue Laboratories, Inc.

                                         By: /s/ James A. Luksch
                                         Name:James A. Luksch
                                         Title:CEO

                                         GUARANTOR:

                                         Blonder Tongue Investment Company

                                         By: /s/ James A. Luksch
                                         Name:James A. Luksch
                                         Title: President

                                         LENDER:

                                         National City Business Credit, Inc.,
                                         as Lender

                                         By: /s/ Terry A. Graffis
                                         Name: Terry A. Graffis
                                         Title:Vice President

                                         ISSUER:

                                         National City Bank, a national banking
                                         association, as Issuer

                                         By:/s/ Terry A. Graffis
                                         Name: Terry A. Graffis
                                         Title: Vice President

                                 Acknowledgment

STATE OF NEW JERSEY                                   )
                                                      )        SS:
COUNTY OF MIDDLESEX                                   )

     On this,  the 8th day of August,  20076,  before me, a Notary  Public,  the undersigned  officer,  personally  appeared  James A.  Luksch  who  acknowledged himself/herself to be the CEO of Blonder Tongue  Laboratories,  Inc., a Delaware
corporation (the "Company"),  and that he/she as such officer,  being authorized to do so, executed the foregoing  instrument for the purposes therein  contained by himself/herself as such officer on behalf the Company.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                  /s/ Michael P. Censoplano
                                                              Notary Public

My Commission Expires:November 09, 2009

                                 Acknowledgment

STATE OF NEW JERSEY                               )
                                                  )        SS:
COUNTY OF MIDDLESEX                               )

     On this,  the 8th day of  August,  2007,  before me, a Notary  Public,  the undersigned  officer,  personally  appeared  James A.  Luksch  who  acknowledged himself/herself  to be the President of Blonder  Tongue  Investment  Company,  a
Delaware  corporation  (the "Company"),  and that he/she as such officer,  being authorized to do so, executed the foregoing  instrument for the purposes therein contained by himself/herself as such officer on behalf the Company.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                  /s/ Michael P. Censoplano
                                                              Notary Public

My Commission Expires: November 09, 2009

                                 Schedule 5.2(b)

                                  Subsidiaries

                                     Active

         Entity Name                              Ownership

1.       Blonder Tongue Investment Company        100% owned by BTL
         (a Delaware corporation)

2.       Hybrid Networks, LLC                     100% owned by BTL
         (a Delaware limited liability company)
         - equity interests uncertificated

3.       Blonder Tongue Telephone, LLC            50% owned by BTL
         (a Delaware limited liability company)   50% owned by Resource
         - equity interests uncertificated        Investment Group, LLC

4.       Blonder Tongue Far East, LLC             100% owned by BTL
         (a Delaware limited liability company)
         - equity interests uncertificated

                                    Inactive

     1.  Blonder Tongue International, Inc.       100% owned by BTL
         (a Delaware corporation)

     2.  Vu-Tech Communications, Inc.             79% owned by BTL
         (a Georgia corporation)                  21% owned by Xantech
                                                  Corporation

     3.  Netlinc Communications, LLC              50% owned by BTL
         (a Delaware limited liability company)   50% owned by
         - equity interests uncertificated        Resource Investment Group, LLC
         - inactive corporate shell holding

         intellectual property assets of
         limited value

     4.  Blonder Tongue International             50% owned by BTL
         Holdings, LLC (a BVI Business            50% owned by Shenzhen Juneao
         Corporation)
     5.  MegaPort Technology, LLC                 100% owned by BTL
         (a Delaware limited liability company)

                                 Schedule 5.8(d)

                             Employee Benefit Plans

     Blonder Tongue Laboratories, Inc.

     1.  Blonder  Tongue  Laboratories,   Inc.  401(k)  Savings  and  Investment
Retirement Plan

     2. Blonder Tongue Laboratories, Inc. Bargaining Unit Pension Plan

                               Option/Stock Plans

     1. Blonder Tongue  Laboratories,  Inc. 1994 Incentive Stock Option Plan.
     2. Blonder  Tongue  Laboratories,  Inc. 1995 Long Term  Incentive  Plan.
     3. Blonder  Tongue  Laboratories,  Inc.  Amended and Restated 1996 Director
Option Plan.
     4.  Options  issued to  directors,  officers and key  employees  outside of
Option Plans,  not exceeding the right to purchase an aggregate of 15,000 shares of common stock of Borrower.
     5. Blonder Tongue Laboratories, Inc. 2005 Employee Equity Incentive Plan.
     6. Blonder Tongue Laboratories, Inc. 2005 Director Equity Incentive Plan.

     Blonder Tongue  Investment  Company does not have an  independent  employee benefit plan.

                                  Schedule 5.9

                  Trademarks, Patents, Copyrights and Licenses

Registered "Live" Trademarks/Service Marks:

     1. "BLONDER TONGUE" (block letters), Registration No. 819,812 (Owner: BTL)
     2. "BT" (with design), Registration No. 821,512 (Owner: BTL)
     3. "BDR Broadband" (typed drawing), Registration No. 291363 (Owner: BTL)
     4.  "BDR  Broadband  a  Blonder  Tongue   Company"   (design  plus  words),
Registration No. 2,913,635 (Owner: BTL)

Common Law Trademarks (Owner:  BTL):

--------------------------- --------------------------------------
TV Channel Blocker          TV channel blocker; 2004
--------------------------- --------------------------------------
VideoMask                   Addressable signal jammer; 1995
--------------------------- --------------------------------------
MegaPort                    Broadband Ethernet gateway; 2002
--------------------------- --------------------------------------
VideoCentral                Subscriber management system; 1995
--------------------------- --------------------------------------
iCentral                    Subscriber management system; 1998
--------------------------- --------------------------------------
QCentral                    Monitoring & control software, modem
                            adapter, jumper cable; 2002
--------------------------- --------------------------------------
DataXpress                  Cable modem, Ethernet port; 2000
--------------------------- --------------------------------------
Communication Station       Video communications data &
                            telephony products; 2000
--------------------------- --------------------------------------
Trailblazer                 Transmitters, receivers, fiber optic
                            broadband links; 2000
--------------------------- --------------------------------------
Retro-linx                  Transmitters, receivers, fiber optic
                            broadband links; 2000
--------------------------- --------------------------------------
Twinstar                    Fiber optic telecommunications line;
                            2000
--------------------------- --------------------------------------
BIDA                        Distribution amplifiers or
                            "Broadband Indoor Distribution
                            Amplifier"; 1986
--------------------------- --------------------------------------
BAVM                        Channelized audio/video modulator;
                            1992
--------------------------- --------------------------------------
BAVM-Z                      Single channel audio/video
                            modulator; ?
--------------------------- --------------------------------------
AP                          AP series Agile heterodyne
                            Processors; 1992
--------------------------- --------------------------------------
AM                          Agile audio/video Modulator; 1992
--------------------------- --------------------------------------
MAVM                        Channelized Audio/Video Modulator;
                            1983
--------------------------- --------------------------------------
MICM                        Channelized Audio/Video Modulator;
                            1996
--------------------------- --------------------------------------
ACA                         Distribution amplifiers or
                            "Apartment Complex Amplifier"; 1986
--------------------------- --------------------------------------

                              Schedule 5.9 (cont'd)
                  Trademarks, Patents, Copyrights and Licenses

Patents:

     NONE

Copyrights:
Borrower has no copyrights, except to the extent that a copyright may be claimed automatically by virtue of general  copyright  principles with respect to a work created by the Company, which is not a work made for hire.

Licenses:
The following  are the  intellectual  property  licenses  which  Blonder  Tongue
Laboratories, Inc is a party:

           Licensor             Description                 License Status
--------------------------------------------------------------------------------
Philips Broadband            Interdiction Technology   Paid in Full
Network, Inc.

General Instruments Corp.    Sale of Digicipher II     Paid in Full
                             Private Label Commercial
                             IRD

Panda                        Software                  Paid in Full

Real Time Collection         Employee Time Clock       Paid in Full
Solutions

Gumbo Software, Inc.         BPCS Email software       Paid in Full

SSA                          BPCS Software (Accounting Paid in Full
                             & Production)

Moonbeam LLC                 Interdiction Technology   Paid in Full

     Miscellaneous shrink-wrap software licenses.

                                  Schedule 5.14

                                 Labor Disputes

     No disputes.

     A Collective Bargaining Agreement between Blonder Tongue Laboratories, Inc.
     and IBEW Local 2066, expires in February, 2009.